SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549


                                                     FORM 8-K


                                                  Current Report
                                          Pursuant to Section 13 or 15(d)
                                     of the Securities Exchange Act of 1934.




Date of Report (Date of earliest event reported) November 4,1997

                  THE HARMAT ORGANIZATION, INC.
                 (Exact name of registrant as specified in its charter)


________________________Delaware______________________________
    (State or Other Jurisdiction of Incorporation)

    333-3501                            11-2780723
(Commission File Number)              (I.R.S. Employer Identification No.)


Old Country Road, P.O. Box 539, Quogue, New York 11959
(Address of principal executive offices)           (Zip Code)

(516) 653-3303
(Registrant's telephone number, including area code)





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ITEM 4. Changes in Registrant's Certifying Accountant

         On November 4, 1997, the Registrant was informed that its auditor Callaghan Nawrocki LLP.,resigned. The Registrant as a result has appointed Marks Shron & Co.,LLP as the new auditors for the Registrant. The change in auditors was approved by Registrant's Board of Directors. Callaghan Nawrocki LLP never performed any audit work for the Registrant. The resignation was due to their work schedule not permitting them to do the Registrant's audit. There were no disagreements with Callaghan Nawrocki LLP on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which if not resolved to the satisfaction of the former accountants would have caused them to make reference to the subject matter in their report. None of the events listed in paragraphs (B) through (D) of Regulation S-B Item 304 (a) (1) (iv) occurred.


ITEM 7.  Financial Statements and Exhibits.

         (c)  Exhibits

                  1.       Copy of Letter from Callaghan Nawrocki LLP.



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                                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE HARMAT ORGANIZATION, Inc.
                            (Registrant)



By:
 Matthew C. Schilowitz,  President


DATED: November 5, 1997


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Exhibit (C)



Callaghan Nawrocki LLP
Certified Public Accountants
225 Broad Hollow Road
Melville, New York 11747
(516) 756-9500

152 West 57th Street
New York, New York 10019
(212) 245-1190



November 4, 1997

Securities and Exchange Commission
Washington, D.C. 20549


Dear Sirs:

Please be advised that to the best of my knowledge and belief, the statements made in Item 4 of the accompanying Form 8-K filed with the Securities and Exchange Commission by The Harmat Organization, Inc. are correct.

                                                     CALLAGHAN NAWROCKI LLP


                                                     By: Michael E. Nawrocki


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